October 20, 2021 Wei-Chung Bradford Hu Dear Brad, I am pleased to offer you employment with State Street Bank & Trust Co. (together with its parent, State Street Corporation, and its or their direct and indirect subsidiaries “State Street” or the “Company”). This letter and the documents attached to it, including the Restrictive Covenant Agreement attached as Appendix A, contain a summary of the initial terms of your employment (the “Terms Summary”). To accept State Street’s offer of employment, please sign and date one copy of this document and return it by e- mailing a scanned copy to your recruiter. Your expected start date is November 8, 2021. Please retain a copy of this Terms Summary for your records. General Terms Position Details You will be employed initially in the position of Executive Vice President, Enterprise Risk Management, within job family Management Committee / Executive Management. Subsequently, upon approval by the Risk Committee of the Board of Directors (the “Risk Committee”) at its December 2021 meeting, State Street will appoint you to the position of Chief Risk Officer. This appointment is expected to be effective on or about January 1, 2022. Consistent with the Risk Committee’s charter as currently in effect, you will initially report directly to the Chief Executive Officer, currently Ronald O’Hanley, and, upon your appointment as Chief Risk Officer, directly to the Risk Committee of the Board. You agree to perform the duties of your position and such other duties as may be assigned to you from time to time, in a diligent and competent manner. Further, while employed by State Street, you will devote your full working time and your best efforts, business judgment, skill and knowledge exclusively to the advancement of the business interests of State Street. Your agreement to do so is a material inducement to State Street’s willingness to extend this offer of employment to you. This is a full-time position. Notwithstanding the foregoing, nothing shall preclude you from engaging in professional, educational, religious, civic, charitable or similar types of activities, community affairs and/or managing your (or your family’s) personal investments and affairs, provided that these activities do not interfere or conflict with the performance of your duties and responsibilities hereunder, including without limitation your obligations to comply with the policies of State Street governing outside activities. Place of Work, Commuting, and Business Travel Upon the start of your employment, your reporting location will be at State Street’s headquarters in Boston, Massachusetts. If you elect not to live in the Boston area, you will be personally responsible for the cost of any travel to and from our offices in Boston as well as any personal income tax liability related to your presence in Massachusetts, just as you would if you instead chose to live in the Boston area. You will be responsible for reimbursing the Company for the aggregate incremental cost of any business travel originating from a city other than Boston for non-business reasons. By way of example, if you elect to continue to live in New York, New York, and the cost of first-class airfare from your home in New York to visit a client Exhibit 10.3 exceeds the cost of comparable travel from Boston, you will be required to reimburse the Company for that difference. Base Compensation State Street will pay you a base salary at the initial gross rate of at least $700,000, annually for all hours worked. You will not be eligible to earn overtime pay. State Street currently uses a bi-weekly pay cycle which generally results in payment every other Friday. State Street may adjust this base salary (upward only, not downward) and pay cycle from time to time. Incentive Compensation Plan Participation State Street’s approach to employee compensation is based on total compensation and pay-for-performance. Employees generally have the opportunity to earn some type of variable, discretionary incentive pay in addition to base compensation through State Street’s incentive compensation or structured incentive plans. Incentive compensation may be delivered in the form of immediate or deferred awards. For Executive Vice Presidents, the standard 2020 performance year split between immediate and deferred awards was 10% immediate / 90% deferred. Receipt of incentive compensation is subject to the terms and conditions of the applicable plan and deferred award documents approved by the Board of Directors of State Street Corporation or its delegate (the “Board”) as in effect from time to time, including any forfeiture and/or clawback provisions therein. Although State Street intends to continue to use incentive compensation and structured incentive plans to reward performance indefinitely, it may amend, modify or terminate its plans and programs at any time. State Street’s incentive compensation program is subject to the applicable guidance and regulations of the Board of Governors of the Federal Reserve System (“FRB”) and of other United States and international regulators, which may require that certain risk- mitigating features be included in your incentive awards. Because your position will be deemed a “material risk taker” position for FRB purposes, your incentive awards will be subject to applicable clawback/ forfeiture requirements, in addition to any other State-Street- determined clawback/ forfeiture provisions. You will be eligible to be considered for annual discretionary incentive compensation awards under the State Street incentive compensation plan applicable to your role (the "Plan”). Awards under the Plan are made at the sole discretion of the Board or its delegate and are based upon company performance, individual performance, risk factors and such other factors as determined by the Board, or its delegate. State Street may adjust the proportion of cash and deferred compensation in each award, the type, form and structure of deferred compensation, as well as the threshold for deferred compensation eligibility at any time. Incentive compensation awards are typically made in the first quarter of each calendar year. You must be employed on the date an award is made in order to receive it, except as specified below. The variable incentive compensation described above, together with your base salary, constitute the components of your total compensation package under State Street’s total compensation structure. 2021 and 2022 Target Incentive For the 2021 performance year, you will be eligible to be considered for an incentive compensation award under the Plan. A target amount of $710,000 will be used in determining the amount of your 2021 award, assuming you start no later than November 8, 2021. This target is pro-rated for the amount of time worked in 2021 based on a whole year target of $4,800,000. For the 2022 performance year, you will be eligible to be considered for an incentive compensation award under the Plan. A target amount of $4,800,000 will be used in determining the amount of your 2022 award. Please understand that a target is not a guarantee but represents the approximate amount you can expect to be awarded under the Plan with respect to your performance in 2021 and 2022. Like all awards under State Street incentive compensation plans, the amount ultimately awarded to you may vary up or down at the sole discretion of State Street based upon your individual, team and business unit performance, risk factors, overall Plan funding, the capital reserve requirements of State Street, your 2021 and 2022 performance assessment, and such other factors as determined by the Board or its delegate in its discretion.

The target will be used in determining the amount of your incentive compensation award for the specified years only and will not be used to determine any other awards you are considered for in any State Street incentive plan for subsequent years. Payment under the Plan will be made in cash and/or deferred awards, pursuant to the cash/deferral split determined by the Board, which shall include the same or higher percentage of immediate cash vs. deferred compensation as awards to similarly situated executives of State Street. An award of incentive compensation in one year does not guarantee an award in any future year. Sign-On Bonuses In addition, State Street is pleased to provide you these sign-on bonus awards – Cash Sign-On. You will receive a one-time sign-on bonus in the gross amount of $200,000 (the “Sign-On Bonus”), payable in advance as soon as practicable following your first day of employment, provided you have not been terminated for Cause or resigned without Good Reason prior to the payment date. You agree that if you resign from employment with State Street without Good Reason within two (2) years of your first day of employment, you will repay the entire amount, through deduction from final pay (which you hereby authorize) in a manner consistent with applicable law, within two (2) weeks of the termination date. Sign-On DSA With Annual Vesting. You will receive a one-time sign-on deferred award (the “Annual Vesting DSA”) with an economic value at the time of the award of $500,000. It will be submitted for approval to the Human Resources Committee of the Board as soon as reasonably practicable following your start date. It will vest in four equal annual installments, with the first installment vesting on February 15, 2023. General DSA Terms. The Annual Vesting DSA will be granted under the State Street Corporation 2017 Stock Incentive Plan, subject to all terms and conditions set forth in the applicable plan documents and Deferred Stock Award agreement, including without limitation any forfeiture and/or clawback provisions contained therein. You will have to accept the then-current form of Deferred Stock Award in order to receive the award. The number of shares subject to the award will be determined based upon the closing price of State Street common stock on the New York Stock Exchange on the date the award is approved. Relocation Assistance. Upon your move from New York to Boston, you will be eligible to receive relocation assistance as set forth in the Relocation Assistance agreement which will be sent to you under separate cover. Relocation Assistance is managed by State Street’s Global Mobility group. Relocation Assistance will be available to you for a relocation within eighteen (18) months of your start date, and later if mutually agreed. Benefit Program Participation You will be eligible to participate in all employee benefit programs that State Street makes available to its U.S. employees, subject to the eligibility requirements and other terms and conditions contained in the applicable plan documents. The State Street Benefits Overview, which provides information regarding State Street’s current benefit plan offerings, will be provided under a separate cover. You will also be entitled to certain additional benefits that are also provided to executives at the Executive Vice President level within the Company, such as an executive physical examination program, and umbrella liability insurance. Visit Fidelity NetBenefits at www.netbenefits.com/statestreet for additional information about State Street’s benefits plans. State Street also provides a wide variety of talent development opportunities, which include online and instructor-led classes across a wide range of disciplines and topics, as well as mentors and numerous on-the-job experiences and skill-building opportunities. Although State Street intends to continue to offer valuable employee benefits and training programs for its employees indefinitely, it may amend, modify or terminate such programs at any time. Vacation

Currently, State Street’s policies allow you to accrue vacation time at the rate of four (4) weeks per year. Vacation currently accrues annually, on a calendar year basis, so you will begin earning vacation at this rate commencing on your start date. For more information, please refer to the State Street Benefits Overview. Additional Terms and Conditions At-Will Employment Your employment at State Street is at-will. This means that either you or State Street may terminate the employment relationship at any time, for any reason. Nothing in this Terms Summary or any of the documents referenced in it obligates State Street to continue your employment for any particular period or level of compensation. Only the Chief Executive Officer of State Street may authorize, in writing, any change to the at- will status of your employment. Conditions to Employment This offer of employment is subject to your satisfaction of the following conditions: • Background Investigation. You must consent to a background investigation (including credit history, criminal background, education and employment verification), and the results of such investigation must be satisfactory to State Street. Unsatisfactory results in the background investigation will result in withdrawal of this offer of employment or termination of employment. • Restrictive Covenant Agreement. You must sign and return this Terms Summary and abide by all its terms, including those terms contained in the Restrictive Covenant Agreement in Appendix A. • Additional Employment-Related Agreements and Codes. You will also be required to complete State Street’s on-line Standard of Conduct (and Code of Ethics where applicable) certification and learning assessment following the commencement of employment, as a condition of continued employment. • Eligibility for Employment. You must also document your eligibility to work in the United States by providing identification and/or employment eligibility documents which satisfy the requirements of U.S. law. State Street will also use an electronic system established by the federal government (E- Verify) to verify your employment eligibility. Further information regarding State Street’s use of E- Verify is posted in the workplace. • Political Donations. In addition, if required by your business unit, level and/or position, you may be required, as a condition of initial and/or continuing employment, to complete a questionnaire regarding certain state and local political contributions made by you and/or your dependents in order to establish your eligibility for employment with State Street. Nonimmigrant Visa Classification If you are an individual holding a time-limited authorization to work in the United States (such as an H-1B or L-1 visa), your inability to continue working for State Street following the expiration of that visa will constitute a voluntary termination of your employment for the purpose of any State Street compensation or benefit plan or program. You further understand and agree that the decision to extend or not to extend any nonimmigrant visa classification is solely State Street’s. Termination Protection If your employment is terminated by State Street without Cause or by you for Good Reason, and such termination occurs on or before the date incentive compensation is paid for the 2022 performance year, then you will be paid the Sign-On Bonus and awarded the Annual Vesting DSA, the pro-rata share of the 2021 incentive compensation (i.e. a gross amount of $710,000), and an amount in respect of the 2022 incentive compensation target, each to the extent not yet awarded/paid. The amount due for the 2022 incentive compensation target will be determined by the date of such termination, where if the termination date occurs before July 1, 2022, then the gross amount due will be $2,400,000 and if it occurs on or after July 1, 2022 then the amount due will be $3,600,000. Further, in any such termination occurring before December 31, 2022, State Street will waive enforcement of the covenants not to compete contained in this Terms Summary and in any award agreements and any other agreements otherwise in effect. The entitlements in this paragraph are in addition to, and not in lieu of, any severance or other termination benefits to which you may be entitled under any plan or policy of State Street. Your eligibility to receive the payments described in this paragraph is conditioned upon your execution and non-revocation of an agreement with State Street containing a general release of claims and other customary provisions in a form acceptable to State Street, which shall not include any restrictive covenants which are more onerous than those to which you are already subject. As used here, “Cause” means (i) your gross negligence or willful misconduct which results in material harm to State Street; (ii) your persistent and willful failure to observe, perform or fulfill your material duties or material obligations to State Street; or (iii) your indictment for or being charged with any felony or crime of moral turpitude. No Cause shall exist under (i) or (ii) unless State Street has provided you with written notice of termination describing the particular circumstances giving rise to Cause, and has provided you the opportunity to cure, to the extent reasonably susceptible to cure, such circumstances within thirty (30) days after receiving such notice. If you so effect a cure, the notice of Cause shall be deemed rescinded and of no force or effect. As used here, “Good Reason” means (i) a material diminution in your responsibilities, duties, authority, or a change in your title or reporting structure; (ii) a reduction in your base salary; (iii) relocation of your workplace to a location more than 25 miles from Boston or a requirement that you relocate your principal residence outside of New York or Massachusetts, in either case without your consent; (iv) a failure to appoint you to the position of Chief Risk Officer by February 28, 2022; or (v) a material breach by State Street of any of its other obligations contained in this Terms Summary or any other agreement between the parties. Notwithstanding the above, no Good Reason shall exist unless you have given State Street written notice specifying a Good Reason event, and State Street has failed to cure such event within thirty (30) days of having been given written notice. Miscellaneous By accepting this offer of employment, you represent and warrant that your accepting employment with and performing services for State Street will not breach or be in conflict with your obligations to any third party and that you are not now subject to any covenant against competition, covenant against solicitation, court order or other agreement or obligation that could affect your performance of your duties and obligations to State Street. You further agree that you will not disclose to or use on behalf of State Street any confidential or proprietary information of any third party without that party’s consent. All payments made to you during your employment shall be reduced by any tax or other amounts legally required to be withheld by State Street and any lawful deductions authorized by you. This Terms Summary and the documents referenced in it set forth the entire agreement between you and State Street, and replace all prior and contemporaneous communications, agreement and understandings, written and oral, with respect to the terms and conditions of your employment. Acceptance and New Hire Process. In order to make your onboarding process as smooth as possible, you will need to complete a series of new hire tasks within the required timeframes. Failure to complete these steps promptly will impact your start date. • Offer Letter – Please sign and date one copy of this document and return it by emailing a scanned copy to the contact listed below. • Fingerprinting – You will receive a Workday task instructing you to complete the necessary Global Security tasks and to visit one of State Street’s Global Security offices as soon as possible but no less than 6 business days prior to your start date to be fingerprinted. • Employment Work Authorization – Section 1 of the electronic Form I-9 must be completed on or before your first day of employment. Section 2 of the form may be completed at the time of fingerprinting, but no later than 2 business days following your date of employment. During your first week of employment, you will receive a MyWorkday task to visit the Employee Onboarding portal which will provide you with a high-level overview of State Street’s culture, values, communities and informational links that will assist you as you begin to assimilate into the organization. Prior to your employment commencing, you will be assigned MyWorkday tasks to complete all the required Global Security tasks, update your personal data and enroll in direct deposit. Please ensure these tasks are completed promptly to ensure your new employee record is updated accordingly. Please return all signed documentation via email and direct inquiries to Nars at slnarasimhan@statestreet.com or call +65 8183 2068 with any questions or for further assistance. I am delighted to extend this offer of employment to you on behalf of State Street and hope that you will choose to join our team. STATE STREET BANK AND TRUST COMPANY /s/ Kathryn M. Horgan Kathryn M. Horgan Chief Human Resources and Corporate Citizenship Officer By signing and dating below, I represent and agree that I have read, understand and agree to the terms and conditions of this Terms Summary as set forth above, including the Restrictive Covenant Agreement at Appendix A. /s/ Wei-Chung Bradford Hu Wei-Chung Bradford Hu Effective date of hire: November 8, 2021 ☒ Accept Offer □ Reject Offer: Please provide a brief description for rejecting offer:

Appendix A Restrictive Covenant Agreement 1. Confidentiality You acknowledge that in connection with your employment by State Street, you will learn of, and may create Confidential Information as defined below. Subject to the below section labeled “Certain Limitations” you agree as follows: • All Confidential Information is and shall remain the property of State Street, its Affiliates and/or its or their licensors, suppliers or customers. • You will always preserve as confidential all Confidential Information and will never use it for your own benefit or for the benefit of others; this includes that you will not use any knowledge of activities or positions in the accounts or cash accounts of State Street, its subsidiaries, or any of their respective clients for your own personal gain or for the gain of others. • You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with State Street. You will use your best efforts and exercise due diligence to protect, to not disclose, and to keep as confidential all Confidential Information. • You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any State Street data or systems through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures and policies designed to protect State Street’s data. • Upon request and at the termination of your employment, you agree to return to the Company or, if so directed by the Company, to destroy any and all copies of materials in your possession containing Confidential Information. These terms do not apply to any information which (i) is previously known to you without an obligation of confidence, (ii) is publicly disclosed (other than by you in violation of this Agreement or any other obligation of confidence) either prior to or subsequent to your receipt of such information, (iii) is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with State Street, or (iv) your contact lists, whether in electronic or paper form (e.g. rolodex, Outlook contacts, etc.). Your obligations under this Confidentiality section shall survive the termination of your employment, without regard to the reason for such termination. 2. Assignment and Disclosure. You hereby acknowledge that, by reason of being employed by State Street, to the fullest extent permitted by law, all inventions, works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period and within the scope of your employment by State Street and relating to the business or demonstrably anticipated business, products, activities, research or development of State Street or any of its Affiliates or resulting from any work performed by you for State Street or any of its Affiliates, including any track record with which you may be associated as an investment manager or fund manager, or making use of Confidential Information or any of the equipment or facilities of State Street or any of its Affiliates (“Work Product”) that consists of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street and its Affiliates. You hereby waive in favor of State Street and its Affiliates any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including any intellectual property rights. You will promptly disclose, in writing, to State Street all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street (a) to transfer to State Street and its Affiliates the Work Product and any intellectual property rights therein, (b) to obtain or perfect such rights, (c) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations, and (d) to protect and enforce State Street’s and its Affiliates’ interest in them. These obligations shall continue beyond the period of your employment with respect to Work Product conceived or made by you during the period of your employment. You hereby represent and warrant that you do not possess any pre-existing rights in any inventions, works, deliverables, products, methodologies and other work product and will not use any pre-existing rights during your period of employment by State Street. However, in the event that you create any inventions, works, deliverables, products, methodologies and other work product that are not assigned to State Street pursuant to the promises above and you subsequently incorporate any such inventions, works, deliverables, products, methodologies and other work product into any work that you perform or create for State Street or any of its Affiliates during the period of your employment by State Street, you hereby irrevocably grant to State Street and its Affiliates a royalty-free, fully paid-up, perpetual, transferable, worldwide, non-exclusive license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, offer to sell, sell, import and otherwise distribute such inventions or works. 3. Certain Limitations. Nothing in this Appendix A, or in the Terms Summary to which it is appended, prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Appendix A, or in the Terms Summary to which it is appended, requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. You shall not be held criminally or civilly liable under any Federal or State trade secret law if you disclose a State Street trade secret (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. The Company does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information. 4. Post-Employment Cooperation.

You agree that, following the termination of your employment with State Street and its Affiliates, you will reasonably cooperate with State Street with respect to any matters arising during or related to your employment, including but not limited to any third-party litigation, governmental investigation, or regulatory or other proceeding. State Street shall reimburse you for any reasonable and pre-approved out-of-pocket and properly documented expenses (including first-class travel and accommodations) you incur in connection with such cooperation, including legal fees. 5. Enforcement. You acknowledge and agree that the provisions contained in this Appendix A are necessary to the protection of the Company’s and its Affiliates’ business and goodwill, and are material and integral to the undertakings of the Company and its Affiliates. You further agree that State Street and its Affiliates will be irreparably harmed in the event such provisions are not performed in accordance with their specific terms or are otherwise breached. Accordingly, if you fail to comply with such provisions, State Street or any of its Affiliates shall be entitled to injunctive or other equitable relief or remedy in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled hereunder, without the need to post bond. In addition, State Street or any of its Affiliates shall be entitled to recover its or their reasonable attorneys’ fees and costs incurred in connection with obtaining any relief as a result of your breach of any of your obligations under this Appendix A. You acknowledge and agree that no change in the nature or scope of your employment or other relationship with State Street or any of its Affiliates shall operate to excuse you from the performance of your obligations hereunder. 6. No Waiver. No delay or waiver by the Company in exercising any rights under this Appendix A shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by the Company must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 7. Interpretation of Business Protections. The representations and agreements made by you in this Appendix A shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions in this Appendix A is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Appendix A is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 8. Definitions. For the purpose of clarity, the following terms in this Appendix A are defined as follows: • “Confidential Information” means any and all information of State Street and its Affiliates that is not generally available to the public, and includes any information received by State Street or any of its Affiliates from any third party with the understanding, express or implied, that it would be kept confidential. By way of example, Confidential Information includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of State Street and to its customers, and information concerning any and all discoveries, inventions or improvements thereof made or conceived by you or others for State Street whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is formally designated as “confidential.” Notwithstanding the foregoing, Confidential Information does not include information which (i) is previously known to you without an obligation of confidence, (ii) is publicly disclosed (other than by you in violation of this Agreement or any other obligation of confidence) either prior to or subsequent to your receipt of such information, (iii) is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with State Street, or (iv) your contact lists, whether in electronic or paper form (e.g. rolodex, Outlook contacts, etc.) • “Affiliates” means any entity controlling, controlled by or under common control with State Street, including State Street Corporation and its direct and indirect subsidiaries and the direct and indirect subsidiaries of State Street. • “Client” means a present or former customer or client of State Street or any of its Affiliates with whom you have had, or with whom individuals supervised by you have had, personal contact, or with respect to whom you have had access to Confidential Information which would assist in your solicitation of such customer or client, in each case at any time during your employment with State Street or any of its Affiliates, or with respect to any restriction related to a Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. A former customer or client means any such customer or client for which State Street or any of its Affiliates stopped providing all services during your employment with State Street or any of its Affiliates, or with respect to any restriction related to a Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. • “Prospective Client” means a prospective customer or client of State Street or any of its Affiliates with whom you have had, or with whom individuals supervised by you have had, personal contact, or with respect to whom you have had access to Confidential Information which would assist in your solicitation of such prospective customer or client, in each case at any time during your employment with State Street or any of its Affiliates, or with respect to any restriction related to a Prospective Client that follows termination of your employment, within twelve months prior to the date your employment with State Street ends. • “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance to induce a Client to: a. transfer the Client’s business from State Street or any of its Affiliates to any other person or entity; b. cease or curtail the Client’s business with State Street or any of its Affiliates; or c. divert a business opportunity from State Street or any of its Affiliates to any other person or entity. 9. Non-Disparagement. Subject to the section labeled “Certain Limitations”, above, you agree that, whether during your employment or following the termination thereof, you shall not make any false, disparaging, or derogatory statements to any media outlet (including, but not limited to, Internet-based chat rooms, message boards, social media (such as Facebook), and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of State Street, its Affiliates or any of their respective directors, officers, employees, agents or representatives, or about State Street’s or any of its Affiliates’ business affairs and/or financial condition. 10. Non-Solicitation You agree that during your employment and for a period of eighteen (18) months from the date of termination of your employment (in the aggregate, the “Non-Solicit Period”), you will not, without the prior written consent of State Street or the legal entity with whom you are employed: (A) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of State Street or its Affiliates), the employment or engagement of, recruit, or in any way assist another in soliciting or recruiting the employment or engagement of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of State Street or any of its Affiliates (excluding any such Officer whose employment was involuntarily terminated); or (B) engage in the Solicitation of Business from any Client or Prospective Client on behalf of any person or entity other than State Street or its Affiliates.

If you reside in or have a primary reporting location in California or New York, clause (A) shall be deemed to exclude the words “hire, employ or engage” and shall be construed and enforced accordingly. If you reside in or have a primary reporting location in California, clause (B) will apply during your employment only and will not apply following termination of your employment. For the purpose of this Paragraph 10, the term “Officer” shall include any person holding a position title of Assistant Vice President or SSGA Principal 4 or higher. Notwithstanding the foregoing, the post-employment period of restriction contained in this Paragraph 10 shall be reduced by the duration of any Notice Period to which you are subject; provided that, during such Notice Period you fully comply with your obligations under this Paragraph 10 and under any other non-solicitation, no- hire or non-competition provision contained in any other agreement between you and State Street or any of its Affiliates, including any such restrictions that are a condition precedent to the receipt of compensation or benefits under other awards, plans or arrangements of State Street and its Affiliates. 11. Notice Period Upon Resignation To permit State Street to safeguard its business interests, including its valuable customer goodwill, you agree to give State Street advance notice of your resignation. The duration of the advanced notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: • If you are a member of the Management Committee, you will give 180 days’ advance notice; • If you are an Executive Vice President (but not a member of the Management Committee), you will give 90 days’ advance notice; • If you are a Senior Vice President or Senior Managing Director, you will give 60 days’ advance notice; and • If you are a Managing Director or Vice President, you will give 30 day’s advance notice" During the Notice Period, you will cooperate with State Street and provide State Street with any information it requests, in order to transition your duties, accomplish State Street’s business, and/or preserve its valuable client relationships. In its sole discretion, during the Notice Period, State Street may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Nevertheless, except as described below, for the duration of the Notice Period you shall remain an employee of State Street, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to be subject to and to comply with State Street’s corporate and other policies. You agree that should you breach this Notice Period paragraph and fail to provide notice as required herein, in addition to remedies under law, State Street shall be entitled to injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided without the need to post bond. If you have 60 or fewer days’ notice remaining in your required Notice Period, State Street may choose to release you from your obligations under this Paragraph 11 and terminate your employment with immediate effect and without any payment in lieu of any unexpired Notice Period. For the avoidance of doubt, any such release by State Street shall not affect your other obligations under this Appendix A. Any termination of your employment pursuant to this Notice Period paragraph, including by State Street during the Notice Period, will be a voluntary termination for all purposes. Notwithstanding the foregoing, this Notice Period paragraph shall not apply in the event you terminate your employment for Good Reason pursuant to the section of the Terms Summary titled “Termination Protection”, or pursuant to any agreement or plan relating to a change in control of State Street. 12. Non-Competition In consideration of your employment by State Street, the compensation and other benefits to be provided to you under the Terms Summary to which this Appendix A is appended, and the significant special training and support resources you will receive in the course of your employment by State Street, you agree that the restrictions set forth in this Paragraph 12 are necessary to protect the goodwill, Confidential Information (including trade secrets) and other legitimate interests of State Street and its Affiliates. State Street hereby advises that you have the right to consult an attorney before signing this agreement. You agree that, while you are employed by State Street or any of its Affiliates and for 12 months following the date of termination of your employment with State Street or any of its Affiliates for any reason (in the aggregate, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of State Street or any of its Affiliates with respect to which you were involved at any time during your employment or, with respect to the portion of the Non-Compete Period that follows termination of your employment, within the two years preceding the date of the termination of your employment with State Street or any of its Affiliates: The Non-Compete Period will be reduced by one day for every day during which, at State Street’s direction, you are on a complete leave of absence pursuant to Paragraph 11. If (i) State Street terminates your employment without Cause, as defined herein, after December 31, 2022, (ii) State Street Terminates your employment without Cause, as defined in the Terms Summary, on or before December 31, 2022, or (iii) you terminate your employment for Good Reason, as defined in the Terms Summary, on or before December 31, 2022, then the Non-Compete period will end upon the termination of your employment. For purposes of this Paragraph 12, the following definitions apply: “Cause” means (i) State Street’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior or (ii) other grounds for discharge that are reasonably related, in State Street’s honest judgment, to the needs of the business of it and any of its Affiliates. The definition applies only to the enforceability of this Paragraph 12 and any other non-competition agreement between you and State Street or any of its Affiliates. It does not in any way modify the at-will employment relationships between you and State Street. “Restricted Area” means anywhere that State Street or any of its Affiliates markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non- Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of State Street or any of its Affiliates at any time within the 2-year period immediately preceding such termination. “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by State Street at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to State Street or any of its Affiliates at any time within such 2- year period.